Exhibit 10.3(c)
Third Amendment to Commercial Lease

The Parties hereto, Prospect Fifth Ave LLC, (“Landlord”) and Ardelyx, Inc. ( “Tenant”) are Parties under a certain Commercial Lease dated December 30, 2020, a Commencement Date Agreement dated March 18, 2021, a First Amendment of Lease dated April 9, 2021, and a Second Amendment to Commercial Lease dated August 18, 2023 (collectively the “Lease Agreement”) for approximately 17,111 rentable square feet on the second (2nd) and third (3rd) floors at 400 Fifth Avenue, Waltham, MA (“Building”), Suites 210, 300, and 310, hereby agree as follows:

WHEREAS, the Parties have agreed to amend the Lease Agreement by this Third Amendment to Commercial Lease (“Third Amendment”) to expand the Leased Premises by swapping Suite 310 (as previously defined in the Second Amendment as the Expansion Premises) with a third-party commercial tenant, RentGrow, Inc., for approximately 10,039 rentable square feet on the second floor of the Building, and to adjust relevant provisions of the Lease Agreement pursuant to the terms and conditions stated herein. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Lease Agreement.

NOW THEREFORE, for mutual consideration, the receipt of which is hereby acknowledged by both Parties, effective on and after the date this Third Amendment is fully executed by both Parties, Landlord and Tenant hereby agree to amend the Lease Agreement as follows:

1.2.    BASIC DATA:
Section 1.2 is hereby amended so as to add the following language to the provision “Premises Rentable Area” as follows:

Substitute Premises: Upon the Substitute Premises Commencement Date (as defined below), the Leased Premises shall be reduced by vacating and surrendering the Expansion Premises of approximately 4,247 rentable square feet on the third (3rd) floor of the Building, specifically Suite 310 in accordance with Section 14.20 of the Lease. The Leased Premises shall be expanded by Tenant moving into and occupying approximately 10,039 rentable square feet on the second (2nd) floor of the Building, specifically Suite 200 (the “Substitute Premises”). Unless otherwise expressly stated, all references to “Premises” or “Leased Premises” shall apply to and include both the Initial Premises and the Substitute Premises of Suites 200, 210, and 300 totaling approximately 22,903 rentable square feet upon the Substitute Premises Commencement Date.

1.2.    BASIC DATA:
Section 1.2 is hereby amended so as to add the following language to the provision “Expansion Premises Commencement Date” as follows:

Substitute Premises Commencement Date: The Substitute Premises Commencement Date shall be April 1, 2024.

1.2.    BASIC DATA:
Section 1.2 is hereby amended so as to add the following language to the provision “Escalation Factor” as follows:

Escalation Factor: Upon the Substitute Premises Commencement Date of April 1, 2024 the Escalation Factor shall increase to 20.20%, as computed in accordance with the Escalation Factor Computation, through the Expiration Date. Unless otherwise agreed by the parties in a further amendment to this Lease, the Escalation Factor shall decrease to 8.85% beginning on the day following the Expiration Date and continue through the Substitute Premises Expiration Date as defined below as the period from August 1, 2026 through April 30, 2027.

1.2.    BASIC DATA:
Section 1.2 is hereby amended so as to delete the complete provision “Initial Term”
and replace with the following:

Initial Premises Initial Term: The Initial Term for the Initial Premises shall begin on Commencement Date as defined in the Commencement Date Agreement and shall end on the Expiration Date of July 31, 2026. Unless otherwise agreed by the parties in a further amendment to this Lease, Tenant shall vacate and surrender the Initial Premises (approximately 12,864 rentable square feet in Suites 210 and 300) on the Expiration Date.

Substitute Premises Initial Term: The Substitute Premises Initial Term for the Substitute Premises (as defined above) shall begin on April 1, 2024 and end on April 30, 2027 (“Substitute Premises Expiration Date”).

1.2.    BASIC DATA:
Section 1.2 is hereby amended so as to add the following language to the provision “Premises” as follows:

Premises: Upon the Substitute Premises Commencement Date, the portions of the 2nd (Suites 200 and 210) and 3rd (Suite 300) floors of the Building totaling approximately 22,903 rentable square feet through the Expiration Date at which time “Premises” and/or “Leased Premises” shall mean only the Substitute Premises until the Substitute Premises Expiration Date.

1.2.    BASIC DATA:
    Section 1.2 is hereby amended so as to delete the complete provisions “Basic Rent” and     “Additional Free Rent” and replace with the following:

    Initial Premises Basic Rent (Suites 210 & 300):
    Monthly Period        per r.s.f.    Monthly Payment
    5/1/2021* – 4/30/2022**    $27.75        $29,748.00
    5/1/2022 – 4/30/2023        $28.44        $30,487.68
    5/1/2023 – 4/30/2024        $29.15        $31,248.80

    5/1/2024 – 4/30/2025        $29.88        $32,031.36
    5/1/2025 – 4/30/2026        $30.63        $32,835.36
    5/1/2026 – 7/31/2026        $31.40        $33,660.80
*Reference is made to the Commencement Date Agreement with regard to differing first Lease Years for Suites 210 and 300.
**subject to three (3) months Free Base Rent Period.

Substitute Premises Basic Rent (Suite 200):
    Monthly Period        per r.s.f.    Monthly Payment
4/1/2024 – 1/31/2025        $33.38        $27,925.15
    2/1/2025 – 1/31/2026        $34.21        $28,619.52
    2/1/2026 – 4/30/2027*    $35.07        $29,338.98
* Based on fifteen (15) months of Basic Rent due in the last year of the Substitute Premises Term.

1.2. BASIC DATA:
Section 1.2 is hereby amended so as to delete the complete provision “Security Deposit” and replace with the following:
Security Deposit: $84,178.54 presently deposited with Landlord and held as described in Section 14.17. Additional $40,170.14 shall be deposited with Landlord upon the execution of this Second Amendment and held as described in Section 14.17 for a total security deposit amount of $124,348.68.

1.2. BASIC DATA:
Section 1.2 is hereby amended so as to delete the complete provisions “Base Operating Expenses/Year” and “Base Taxes/Year” and replace with the following:
Base Operating Expenses/Year for the Initial Premises (Suites 210 & 300): 2021/calendar year.
Base Operating Expenses/Year for the Substitute Premises (Suite 310): 2019/calendar year.
Base Taxes/Year for the Initial Premises (Suites 210 & 300): 2021/calendar year.
Base Taxes/Year for the Substitute Premises (Suite 310): 2019/calendar year.

14.22.     BROKERAGE:
    Section 14.22 is hereby amended with the addition of the following:

    Landlord and Tenant represent to each other that neither party has dealt with any broker or any other person in connection with the Substitute Premises and this Third Amendment. Landlord and Tenant agree that each will hold harmless and indemnify the other from any loss, cost, damage, and expense, including reasonable attorney’s fees incurred by Landlord or Tenant for a commission or finder’s fee as a result of the falseness of this representation.

Tenant accepts the Initial Premises and Substitute Premises in its current “AS IS” condition and acknowledges that the Initial Premises are currently occupied by the Tenant and that the Substitute Premises, as delivered and currently constituted, is suitable for the Tenant’s intended use. Tenant acknowledges that all work, if any, contemplated in the Lease Agreement to be performed by the Landlord has been completed to the full satisfaction of the Tenant.

The Parties acknowledge that the Lease Agreement and this Third Amendment represent the entire agreement between the Parties and that no other modification, written or otherwise, exists between the Parties. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of the Lease Agreement or this Third Amendment or any exhibits or amendments thereto.

Except as specifically set forth herein, the Lease Agreement shall remain in full force and effect and is hereby ratified and affirmed by the Parties.

(signature page to follow)
IN WITNESS WHEREOF, the Parties hereto set their hands and seals this 12th day of April, 2024.

    TENANT                        LANDLORD
    Ardelyx, Inc.                     Prospect Fifth Ave LLC,

By:	/s/ Mike Raab	By:	/s/ Robert L. Duffy, Jr.
	Mike Raab, President & CEO		Robert L. Duffy, Jr. Manager
	Duly Authorized		Duly Authorized
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